UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2025

Enhabit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41406	47-2409192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206

(Address of principal executive offices, including zip code)

(214) 239-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On August 6, 2025, Enhabit, Inc. (the “Company”) announced that Barbara A. Jacobsmeyer, the Company’s President and Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”), intends to step down from these roles on July 31, 2026, or earlier upon appointment of a successor.

On August 5, 2025, the Company entered into a Transition, Separation and Release Agreement (the “Transition Agreement”) with Ms. Jacobsmeyer. The Transition Agreement provides that Ms. Jacobsmeyer’s employment with the Company will end July 31, 2026 (the “Separation Date”) and that she will serve as President and Chief Executive Officer until the earlier of the Separation Date and the date the Board appoints a successor Chief Executive Officer (such earlier date, the “Transition Date”). During any period between the Transition Date and the Separation Date, Ms. Jacobsmeyer will serve as a non-executive employee advisor to the Company and be paid a base salary at a monthly rate of $25,000. Ms. Jacobsmeyer will not be eligible to receive any grants of new equity awards or other long-term incentive awards in the Company’s 2026 fiscal year.

Pursuant to the Transition Agreement, if the Company terminates Ms. Jacobsmeyer’s employment without “cause” (as defined for purposes of the Transition Agreement) prior to the Separation Date, Ms. Jacobsmeyer will vest in her equity awards to the same extent she would have had she remained employed through the Separation Date. Further, subject to Ms. Jacobsmeyer’s execution of a release of claims in connection with her departure on the Separation Date, she will be entitled to following benefits:

•

Any time-based restricted stock units (“RSUs”) granted to Ms. Jacobsmeyer under the Company’s equity compensation plans that are unvested as of the Separation Date will vest in full on such date (subject to forfeiture or clawback in the event Ms. Jacobsmeyer materially breaches the restrictive covenants in the Transition Agreement, as further described in the Transition Agreement); and

•

Continued eligibility to participate in the Company’s annual cash incentive award program for senior executives, subject to proration in the event Ms. Jacobsmeyer serves as Chief Executive Officer for less than the full applicable performance year.

The Transition Agreement includes customary non-competition and non-solicitation (generally applicable for one year after Ms. Jacobsmeyer’s termination of employment), confidentiality, and non-disparagement provisions.

Ms. Jacobsmeyer’s transition is not the result of any disagreement relating to the Company’s operations, policies or practices. The foregoing summary of the Transition Agreement is qualified in its entirety by the full text of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Retention Agreements

Effective August 5, 2025, the Company granted retention awards to the following officers in the following aggregate amounts: Ryan T. Solomon, Chief Financial Officer ($500,000); Julie D. Jolley, Executive Vice President of Home Health ($390,000); Dylan C. Black, General Counsel and Secretary ($390,000); Tanya R. Marion, Chief Human Resources Officer ($350,002); and Jeanne L. Kalvaitis, Executive Vice President of Hospice ($305,000). Each officer’s retention award is granted 50% in cash and 50% in the form of RSUs (with the number of RSUs determined based on the closing price of the Company’s common stock on the date of grant).

Each retention award generally vests and becomes payable, subject to the officer’s continued employment, on December 31, 2026, or earlier in the event of (1) the officer’s death, “disability,” termination without “cause,” or resignation for “good reason” (as each such term is defined for purposes of the applicable retention award agreement), or (2) a qualifying change in control of the Company where the award is not continued by the surviving company.

The foregoing summary of the retention awards is qualified in its entirety by the full text of the Form of Restricted Stock Units Agreement (Special Retention Grant), pursuant to the 2025 Enhabit, Inc. Equity and Incentive Compensation Plan, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K, and the Form of Cash Retention Bonus Letter Agreement, a copy of which is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.*

A copy of the press release issued by the Company on August 6, 2025, announcing Ms. Jacobsmeyer’s transition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Transition, Separation and Release Agreement between Advanced Homecare Management, LLC d/b/a Enhabit Home Health & Hospice and Barbara A. Jacobsmeyer, dated August 5, 2025

10.2	Form of Restricted Stock Units Agreement (Special Retention Grant), pursuant to the 2025 Enhabit, Inc. Equity and Incentive Compensation Plan

10.3	Form of Cash Retention Bonus Letter Agreement

99.1	Press Release of Enhabit, Inc., dated August 6, 2025*

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

*

The information in Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENHABIT, INC.

By:	/s/ Dylan C. Black
Name:	Dylan C. Black
Title:	General Counsel

Dated: August 6, 2025